Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of BGC Partners, Inc. of our report dated March 13, 2015 relating to the financial statements and financial statement schedule of GFI Group Inc., which appears in BGC Partners, Inc.’s Current Report on Form 8-K/A dated May 8, 2015. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

June 15, 2015